                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.)

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                           FOREST OIL CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                                DENVER, CO 80202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 2000

                            ------------------------

To the Shareholders of
  FOREST OIL CORPORATION:

    As a shareholder of Forest Oil Corporation, a New York corporation (the "Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at 1600 Broadway, Suite 590, Denver, Colorado, on Wednesday, May 10, 2000, at 10:00 a.m., M.D.T., for the following purposes:

    1. To elect three Class I directors, three Class II directors and four Class III directors;

    2. To approve an amendment to the Company's By-Laws which would change the classification and terms of office of the Company's directors and allow the Board of Directors to establish the number of directors by resolution from time to time;

    3. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may be properly brought before the meeting and any adjournments thereof.

    Shareholders of the Company of record at the close of business on March 24, 2000 are entitled to vote at the meeting and all adjournments thereof.

    A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM. THEREFORE, ALL SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING OR TO BE REPRESENTED BY PROXY. IF A QUORUM IS NOT PRESENT AT THE MEETING, A VOTE FOR ADJOURNMENT WILL BE TAKEN AMONG THE SHAREHOLDERS PRESENT OR REPRESENTED BY PROXY. IF A MAJORITY OF THE SHAREHOLDERS PRESENT OR REPRESENTED BY PROXY VOTE FOR ADJOURNMENT, IT IS THE COMPANY'S INTENTION TO ADJOURN THE MEETING UNTIL A LATER DATE AND TO VOTE PROXIES RECEIVED AT SUCH ADJOURNED MEETING(S).

    SHAREHOLDERS OF RECORD CAN VOTE THEIR SHARES USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                          By order of the Board of Directors

                                          [LOGO]

                                          JOAN C. SONNEN
                                          SECRETARY

March 31, 2000

                                PROXY STATEMENT
                                       OF
                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202

                                                                  March 31, 2000

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Forest Oil Corporation ("Forest" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 10, 2000, at 1600 Broadway, Suite 590, Denver, Colorado, at 10:00 a.m., M.D.T., and at any adjournment thereof. Each holder of record at the close of business on March 24, 2000 of shares of the Company's Common Stock, Par Value $.10 Per Share (the "Common Stock"), will be entitled to one vote for each share so held. As of March 7, 2000, there were 53,843,732 shares of Common Stock issued and outstanding. The Company will reimburse brokers, custodians and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock. The costs of the solicitation will be borne by the Company.

    Shares may be voted over the Internet, by telephone or by completing and returning the enclosed proxy card. Shares represented by properly executed proxies received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated. Unless contrary instructions are given, the persons named on the proxy intend to vote the shares so represented for
(i) election of the nominess for directors, (ii) approval of an amendment to the Company's By-Laws which would change the classification and terms of office of the Company's directors and allow the Board of Directors to establish the number of directors by resolution from time to time, and (iii) ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. As to any other business which may properly come before the meeting, the persons named on the proxy will vote according to their judgment. The proxy may be revoked prior to the meeting by written notice to the Secretary of the Company at 1600 Broadway, Suite 2200, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting at any time prior to being voted. This Proxy Statement and the Proxy Card enclosed herewith are expected to be first sent to shareholders of the Company on or about
March 31, 2000.

    If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

    Under the laws of New York, the Company's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast" based on the Company's understanding of state law and New York Stock Exchange (the "NYSE") requirements. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board of Directors has approved and recommends that the shareholders approve the amendment to the Company's By-Laws described in Proposal No. 2 below, which would divide the Board into three classes with terms of three years each and allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than fifteen. In accordance with the proposed amendment to the By-Laws, the persons named below are nominated as directors of the Company in the classes and for the terms indicated.

    Each class of directors will be elected for a term expiring at the Annual Meeting to be held either one, two or three years after the date of their election. A majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote is required to elect a director.

    The persons named as proxies in the enclosed proxy, who have been so designated by the Board of Directors, intend to vote for the election of all nominees referred to below as directors unless otherwise instructed in the proxy.

    Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                                                PRINCIPAL OCCUPATION,
                                     AGE AND                   POSITIONS WITH COMPANY
                                 YEARS OF SERVICE              AND BUSINESS EXPERIENCE             DIRECTOR
NAME                               WITH COMPANY                DURING LAST FIVE YEARS               SINCE
----                             ----------------   ---------------------------------------------  --------
CLASS I NOMINEES--TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2001
J. J. Simmons, III                 75 - 3           President of The Simmons Company, a              1997
                                                     consulting firm. Vice Chairman of the
                                                     Surface Transportation Board from 1995 to
                                                     1996 and prior thereto Commissioner--Vice
                                                     Chairman of the U.S. Interstate Commerce
                                                     Commission. Member of the Audit Committee.

Michael B. Yanney                  66 - 8           Director and Chairman of the Board of America    1992
                                                     First Investments, Inc. Chairman and Chief
                                                     Executive Officer of the America First
                                                     Companies, L.L.C. Director of Burlington
                                                     Northern Santa Fe Corporation, Level 3
                                                     Communications, Inc. and RCN Corporation.
                                                     Chairman of the Compensation Committee.
                                                     Member of the Nominating Committee.

Philip F. Anschutz                 60 - 5           Director and Chairman of the Board of The        1995
                                                     Anschutz Corporation ("TAC") and Anschutz
                                                     Company, the corporate parent of TAC, for
                                                     more than the last five years, and President
                                                     of TAC and Anschutz Company until December
                                                     1996. Director and Chairman of the Board of
                                                     Qwest Communications International Inc.
                                                     since February 1997, and Director and
                                                     Chairman of the Board of Directors of Qwest
                                                     Communications Corporation from November
                                                     1993 until September 1997. Director and Vice
                                                     Chairman of Union Pacific Corporation since
                                                     September 1996. Director and Non-Executive
                                                     Chairman of Southern Pacific Rail
                                                     Corporation ("SPRC") from 1993 to September
                                                     1996. Member of the Nominating Committee.

                                                                PRINCIPAL OCCUPATION,
                                     AGE AND                   POSITIONS WITH COMPANY
                                 YEARS OF SERVICE              AND BUSINESS EXPERIENCE             DIRECTOR
NAME                               WITH COMPANY                DURING LAST FIVE YEARS               SINCE
----                             ----------------   ---------------------------------------------  --------
CLASS II NOMINEES--TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2002

Craig D. Slater                    43 - 5           President of Anschutz Investment Company         1995
                                                     since August 1997. Executive Vice President
                                                     of TAC since April 1999 and of Anschutz
                                                     Company since May 1999. Vice President of
                                                     Acquisitions and Investments of both TAC and
                                                     Anschutz Company from August 1995 until
                                                     April and May, 1999, respectively. Corporate
                                                     Secretary of TAC and Anschutz Company from
                                                     1991 to 1996, and other positions with TAC
                                                     and Anschutz Company from 1988 to 1995.
                                                     Director of Qwest Communications
                                                     International Inc. since February 1997 and
                                                     Director of Qwest Communications Corporation
                                                     since November 1996. Director of Internet
                                                     Communications Corporation since September
                                                     1996. Member of the Executive Committee and
                                                     the Compensation Committee.

Cortlandt S. Dietler               78 - 3           Chairman of TransMontaigne Inc. since April      1996
                                                     1995. Chief Executive Officer of
                                                     TransMontaigne Inc. from April 1995 to
                                                     October 1999. Director of TransMontaigne
                                                     Inc., Hallador Petroleum Company, Key
                                                     Production Company, Inc. and Carbon Energy
                                                     Corporation. Member of the Compensation
                                                     Committee.

James H. Lee                       51 - 9           Managing Partner, Lee, Hite & Wisda Ltd., a      1991
                                                     private oil and gas consulting firm. Member
                                                     of the Executive Committee. Chairman of the
                                                     Audit Committee.

CLASS III NOMINEES--TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2003

Robert S. Boswell                  50 - 14          Chairman of the Board since March 2000. Chief    1985
                                                     Executive Officer since December 1995 and
                                                     President from November 1993 until March
                                                     2000. Chief Financial Officer until December
                                                     1995. Member of the Executive Committee and
                                                     the Nominating Committee. Director of
                                                     C.E. Franklin Ltd.

Cannon Y. Harvey                   59 - 1           Director, President and Chief Operating          1999
                                                     Officer of TAC and Anschutz Company since
                                                     December 1996. Executive Vice
                                                     President--Finance and Law of SPRC from
                                                     February 1995 until September 1996. Director
                                                     of Qwest Communications International Inc.
                                                     since February 1997.

                                                                PRINCIPAL OCCUPATION,
                                     AGE AND                   POSITIONS WITH COMPANY
                                 YEARS OF SERVICE              AND BUSINESS EXPERIENCE             DIRECTOR
NAME                               WITH COMPANY                DURING LAST FIVE YEARS               SINCE
----                             ----------------   ---------------------------------------------  --------
William L. Britton                 65 - 4           Partner in the law firm of Bennett Jones.        1996
                                                     Director of Akita Drilling Ltd., ATCO Ltd.,
                                                     ATCO Gas, Canadian Utilities Limited,
                                                     CanUtilities Holdings Ltd. and ATCO
                                                     Pipelines. Member of the Audit Committee.

Dod A. Fraser                      49 - 0           Managing Director and former Group Executive     2000
                                                     of the global oil and gas group of Chase
                                                     Securities, Inc., a subsidiary of The Chase
                                                     Manhattan Bank, from August 1995 to January
                                                     2000. Prior thereto General Partner, Lazard
                                                     Freres & Co. Member of the National
                                                     Petroleum Council, an advisory committee to
                                                     the United States Secretary of Energy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

    PROPOSAL NO. 2--APPROVAL OF AMENDMENT TO BY-LAWS WHICH WOULD CHANGE THE CLASSIFICATION AND TERMS OF OFFICE OF THE COMPANY'S DIRECTORS AND ALLOW THE
                   BOARD TO ESTABLISH THE NUMBER OF DIRECTORS

    The Company's By-Laws provide that the Board of Directors be divided into four classes as nearly equal in number as possible whose terms of office expire at different times in annual succession. Currently the number of directors is established at ten. The affirmative vote of the holders of at least two-thirds of all outstanding shares on March 24, 2000, the record date for the Annual Meeting, is required to amend the Company's By-Laws to change the classification and terms of office of the Company's directors and allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than fifteen.

    In November 1998 the Company commenced trading on the NYSE. The NYSE requires that listed companies have no more than three classes of directors with terms of office no longer than three years. The NYSE requested that Forest change the number of classes and length of terms at its first shareholder meeting held after June 9, 1999. Accordingly, the Board of Directors has unanimously approved an amendment to the Company's By-Laws which divides the Board into three classes with terms of three years each and allows the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than fifteen. The full text of the amendment is set forth in Annex A hereto.

    The persons named as proxies in the enclosed proxy, who have been so designated by the Board of Directors, intend to vote for the amendment to the Company's By-Laws which would change the classification and terms of office of each director and allow the Board to establish the number of directors from time to time by resolution unless otherwise instructed in the proxy. Approval by the holders of two-thirds of the outstanding Shares of Common Stock is required to approve the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S BY-LAWS WHICH WOULD CHANGE THE CLASSIFICATION AND TERMS OF OFFICE OF THE COMPANY'S DIRECTORS AND ALLOW THE BOARD TO ESTABLISH THE NUMBER OF DIRECTORS FROM TIME TO TIME BY RESOLUTION, AS DESCRIBED ABOVE AND AS SET FORTH IN ANNEX A HERETO WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows, as of March 7, 2000, the number of shares of the Company's Common Stock beneficially owned by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons has sole voting power and sole investment power with respect to the shares beneficially owned by such person.

                                                                    COMMON STOCK(1)
                                                              ---------------------------
NAME OF INDIVIDUAL OR                                         NUMBER OF         PERCENT
NUMBER IN GROUP                                                 SHARES        OF CLASS(2)
---------------------                                         ----------      -----------
Philip F. Anschutz..........................................  19,737,063(3)      36.7%
Robert S. Boswell...........................................     382,868(4)         *
William L. Britton..........................................       4,541            *
Cortlandt S. Dietler........................................       5,041            *
Forest D. Dorn..............................................     447,255(5)         *
Dod A. Fraser...............................................       5,000            *
Cannon Y. Harvey............................................       5,077(6)         *
David H. Keyte..............................................     187,913(7)         *
James W. Knell..............................................      75,708(8)         *
James H. Lee................................................      10,786            *
J. J. Simmons III...........................................       2,164            *
Craig D. Slater.............................................       9,875(6)         *
Michael B. Yanney...........................................       4,375(9)         *
All directors and executive officers as a group (16 persons,
  including the 13 named above).............................  21,028,827(10)     39.0%

------------------------

* The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1) Amounts reported also include shares held for the benefit of certain directors and executive officers by the trustee of the Company's Retirement Savings Plan Trust as of December 31, 1999.

(2) Based on the number of shares outstanding as of March 7, 2000.

(3) Includes 19,733,688 shares owned of record by The Anschutz Corporation and certain of its subsidiaries, of which Mr. Anschutz is the Chairman of the Board and a Director. Mr. Anschutz may be deemed to beneficially own such shares based on his affiliation with The Anschutz Corporation.

(4) Includes 300,000 shares that Robert S. Boswell has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, 10,000 shares that Robert S. Boswell has the vested right to purchase pursuant to options granted outside of the Stock Incentive Plan, and 21,512 shares of restricted stock awarded outside of the Stock Incentive Plan. Does not include 45 shares held by Robert S. Boswell's wife or 1,766 shares held by his children, of which shares Mr. Boswell disclaims beneficial ownership.

(5) Includes 113,000 shares that Forest D. Dorn has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, and 1,644 shares (net of shares surrendered for tax withholding) of restricted stock also awarded under the Stock Incentive Plan. Also includes 280,000 shares that the Estate of William L. Dorn (of which Forest D. Dorn is co-executor) has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, 31,224 shares held by the Estate of William L. Dorn, and 33 shares held of record by Forest D. Dorn as custodian for the benefit of one of his minor children, of which shares Mr. Dorn disclaims beneficial ownership. Does not include 1,725 shares held by Forest D. Dorn's wife or 5,192 shares held by his children, of which shares Mr. Dorn disclaims beneficial ownership.

(6) Does not include 19,733,688 shares owned of record by The Anschutz Corporation and certain of its subsidiaries. Mr. Harvey and Mr. Slater are both officers of The Anschutz Corporation.

(7) Includes 153,500 shares that David H. Keyte has the vested right to purchase pursuant to options granted under the Stock Incentive Plan and 10,756 shares of restricted stock also awarded under the Stock Incentive Plan. Does not include 2,000 shares held by his children, of which shares Mr. Keyte disclaims beneficial ownership.

(8) Includes 59,000 shares that James W. Knell has the vested right to purchase pursuant to options granted under the Stock Incentive Plan, and 2,466 shares (net of shares surrendered for tax withholding) of restricted stock also awarded under the Stock Incentive Plan.

(9) Does not include 3,400 shares held by Michael B. Yanney's wife in her retirement savings trust, or 3,000 shares held by Torrey Lake Charitable Remainder Trust, of which shares Mr. Yanney disclaims beneficial ownership.

(10) Includes 151,161 shares held by three executive officers (other than those named in the table) who have the vested right to purchase such shares pursuant to options granted under the Stock Incentive Plan, and 3,699 shares (net of shares surrendered for tax withholding) of restricted stock awarded to these executive officers under the Stock Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEES

    During 1999, the Board of Directors met on seven occasions. The Board of Directors has appointed four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. Only two members of each committee are necessary to constitute a quorum. During 1999, the Executive Committee met formally five times and acted by written consent ten times. The Executive Committee meets informally on a monthly basis. Robert S. Boswell, William L. Dorn, James H. Lee and Craig D. Slater were the members of the Executive Committee during 1999.

    The Compensation Committee determines executive compensation, including the selection of individual employees to be granted awards from among those eligible under the Stock Incentive Plan, establishes the amount of such awards, and reports its actions to the Board of Directors. The Compensation Committee met formally one time and acted by written consent five times during 1999. During 1999, the members of the Compensation Committee were Cortlandt S. Dietler, Craig
D. Slater and Michael B. Yanney.

    A Report of the Compensation and Executive Committees regarding Executive Compensation is set forth below.

    The Audit Committee oversees and monitors the Company's independent audit process and discharges its duties, responsibilities and functions according to a plan designed to provide assurance to the Board of Directors that the resources allocated to that process are adequate and utilized effectively. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest. The Audit Committee met four times during 1999. During 1999, the members of the Audit Committee were James H. Lee, William L. Britton and J.J. Simmons III.

    The Nominating Committee is responsible for, among other things, review of qualifications and recommendations for replacement and/or additional nominees to the Board of Directors, and recommendation to the Board of policies regarding directors. The Nominating Committee will not consider nominees recommended by security holders, and has not established any procedures for such recommendations. The Nominating Committee acted by written consent one time during 1999. During 1999, the members of the Nominating Committee were Philip F. Anschutz, William L. Dorn and Michael B. Yanney.

    During 1999, each incumbent director of the Company, except Michael B. Yanney, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Cortlandt
S. Dietler, Craig D. Slater and Michael B. Yanney. The Executive Committee members are Robert S. Boswell, James H. Lee and Craig D. Slater. Robert S. Boswell is Chairman of the Board and Chief Executive Officer. During 1999 there were no compensation committee interlocks between the Company and any other entity. For a description of transactions with Robert S. Boswell, see "Transactions with Management and Others--Executive Severance Agreements".

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company is compensated for services at the rate of $20,000 annually and, in addition, is paid a fee of $2,500 for attendance in person at each meeting or series of meetings of the Board of Directors. The Stock Incentive Plan provides for, among other things, the payment of a portion of directors' fees in stock. Half of the $20,000 annual amount is paid at each annual meeting of the shareholders of the Company in shares of Common Stock, determined by dividing $10,000 by the average of the fair market values of a share of Common Stock on the 20 consecutive trading days immediately preceding the date that is three trading days prior to the date of such meeting.

    All directors, whether employees or not, are reimbursed for all costs incurred by them in their capacities as directors, including the costs of attending directors' meetings and committee meetings. The nonemployee directors and the amounts and shares of Common Stock each received during 1999 as directors were: Philip F. Anschutz received $27,500, $10,000 of which was paid in the form of 1,077 shares for his services as a director. William L. Britton received $30,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. Cortlandt S. Dietler received $30,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. Cannon Y. Harvey received $30,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. James H. Lee received $30,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. J. J. Simmons, III received $30,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. Craig D. Slater received $30,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. Michael B. Yanney received $25,000, $10,000 of which was paid in the form of 1,077 shares for his services as a director. The payment of fees to directors for attendance at committee meetings was discontinued in February 1996, except that Mr. Lee receives $50,000 per year for his service on the Executive Committee, $25,000 of which was paid in the form of 2,377 shares in 1999.
Mr. Lee's service consists of attendance at monthly meetings and his reviews of certain oil and gas exploration and development prospects.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), based on salary and bonus earned in 1999.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                LONG TERM COMPENSATION AWARDS
                                             -----------------------------------   ----------------------------------------
                                                                    OTHER ANNUAL    RESTRICTED    SECURITIES    ALL OTHER
                                                                    COMPENSATION      STOCK       UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)   BONUS($)      ($)(1)      AWARDS($)(2)   OPTIONS(#)      ($)(3)
---------------------------       --------   ---------   --------   ------------   ------------   ----------   ------------
Robert S. Boswell ..............    1999     $350,004    $200,000       $-0-         $200,000      450,000       $19,835
  Chairman of the Board and         1998      350,004         -0-        -0-              -0-          -0-        20,047
  Chief Executive Officer           1997      303,402      57,500        -0-           57,500          -0-        17,535

David H. Keyte .................    1999      225,000     100,000        -0-          100,000      215,000        11,250
  Executive Vice President          1998      225,000         -0-        -0-              -0-          -0-        11,250
  and Chief Financial Officer       1997      206,253      37,500        -0-           37,500          -0-        10,313

Forest D. Dorn .................    1999      182,250      20,000        -0-           20,000       25,000        10,221
  Senior Vice President--           1998      180,000         -0-        -0-              -0-          -0-        10,154
  Gulf Coast Region                 1997      171,670      25,000        -0-           25,000       40,000         9,950

James W. Knell--(4) ............    1999      167,475      30,000        -0-           30,000       25,000         8,333
  Vice President-Gulf Coast
  Region

William L. Dorn(5)..............    1999      262,506      25,000        -0-              -0-      125,000        15,685
                                    1998      325,008         -0-        -0-              -0-          -0-        19,028
                                    1997      306,261      32,500        -0-           32,500          -0-        17,935

--------------------------

(1) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the Named Executive Officers.

(2) In 1999, the following Named Executive Officers received conditional grants of restricted stock in the following respective share amounts: Robert S. Boswell 26,891 and David H. Keyte 13,445. The grants are subject to forfeiture restrictions which lapse 20% annually on January 1, 2000 through 2004.

(3) The 1999 totals include (i) the Company's matching contribution to the Retirement Savings Plan in the following amounts: Robert S. Boswell $8,000; David H. Keyte $6,250; Forest D. Dorn $8,000; James W. Knell $8,333, William
    L. Dorn $8,000; and (ii) the Company's matching contribution pursuant to deferred compensation agreements in the following amounts: Robert S. Boswell $9,500; David H. Keyte $5,000; Forest D. Dorn $1,113; James W. Knell $-0-William L. Dorn $5,125. The 1999 totals also include the following amounts attributable to the term life portion of premiums paid by the Company pursuant to a split dollar insurance arrangement: Robert S. Boswell $2,335; Forest D. Dorn $1,108 and William L. Dorn $5,125. The remainder of the premium is not included and does not benefit the Named Executive Officers, because the Company has the right to the cash surrender value of the policy.

(4) James W. Knell became an officer of the Company on May 12, 1999.

(5) Deceased, February 12, 2000. Mr. Dorn was Chairman of the Board at the time of his death.

STOCK OPTION GRANTS DURING 1999

    The following table provides details regarding stock options granted to the Named Executive Officers in 1999. In addition, in accordance with rules of the Securities and Exchange Commission (the "SEC"), there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10%
from the date the options were granted over the full term of the option. The Company does not have any outstanding SARs.

                          STOCK OPTION GRANTS IN 1999

                                               INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                       -----------------------------------------------------------------      VALUE AT ASSUMED
                                            % OF TOTAL                                      ANNUAL RATES OF STOCK
                           NUMBER OF         OPTIONS                                       PRICE APPRECIATION FOR
                           SECURITIES       GRANTED TO                                         OPTION TERM(3)
                       UNDERLYING OPTIONS   EMPLOYEES     EXERCISE        EXPIRATION       -----------------------
NAME                     GRANTED(#)(1)      IN 1999(2)   PRICE($/SH)         DATE            5%($)        10%($)
----                   ------------------   ----------   -----------   -----------------   ----------   ----------
Robert S. Boswell ...        300,000           14.8         $ 7.44     March 23, 2009      1,403,000    3,556,000
                             150,000            7.4          10.00     December 23, 2009     821,000    2,196,000

David H. Keyte ......        150,000            7.4           7.44     March 23, 2009        702,000    1,778,000
                              65,000            3.2          10.00     December 23, 2009     356,000      952,000

Forest D. Dorn ......         60,000            2.9           7.44     March 23, 2009        281,000      711,000
                              25,000            1.2          10.00     December 31. 2009     137,000      366,000

James W. Knell ......         30,000            1.5           7.44     March 31, 2009        140,000      356,000
                              25,000            1.2          10.00     December 31, 2009     137,000      366,000

William L. Dorn(4) .         100,000            4.9           7.44     March 23, 2009        468,000    1,185,000
                              25,000            1.2          10.00     December 23, 2009     137,000      366,000

--------------------------

(1) The options are subject to a four-year vesting schedule with 20% being exercisable at date of grant. An additional 20% becomes excercisable on each succeeding anniversary of the date of grant.

(2) The percentage for each year is the amount granted to each of the Named Executive Officers as a percent of the total of each issuance granted to all employees.

(3) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following termination of employment, non-transferability or vesting.

(4) Deceased February 12, 2000.

YEAR-END STOCK OPTION VALUES

    The following table shows options exercised and value realized, and the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999 and their values at such date.

            OUTSTANDING STOCK OPTION VALUES AS OF DECEMBER 31, 1999

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED    VALUE       OPTIONS AT 12/31/99(#)            AT 12/31/99($)
                               ON EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                               (#)           ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   --------   -----------   -------------   -----------   -------------
Robert S. Boswell..........          -0-           -0-      290,000        410,000        596,000       1,801,000
David H. Keyte.............          -0-           -0-      142,000        197,000        297,000         878,000
Forest D. Dorn.............          -0-           -0-      105,000        102,000        131,000         355,000
James W. Knell.............          -0-           -0-       56,000         61,000         68,000         208,000
William L. Dorn(1).........       20,000       175,000      145,000        135,000        171,000         563,000

--------------------------

(1) Deceased February 12, 2000. Pursuant to the terms of the applicable stock option agreements, all options held by William L. Dorn became vested upon his death and are exercisable by his estate for a period of one year.

STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five years ended December 31, 1999 with the cumulative return on the S & P 500 Index and the Dow Jones Oil--Secondary Index. The Company believes that the Dow Jones Oil--Secondary Index is meaningful because it is an independent, objective view of the performance of other similarly sized energy companies. The graph assumes that $100 was invested in each category on the last trading day of 1993 and that dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG FOREST OIL CORPORATION, THE S & P 500 INDEX
                     AND THE DOW JONES OIL--SECONDARY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                             CUMULATIVE TOTAL RETURN
                             12/94    12/95                    12/96    12/97    12/98    12/99
FOREST OIL CORPORATION     $100.00  $125.00                  $156.67  $146.67   $75.56  $117.23
S & P 500                  $100.00  $137.58                  $169.17  $225.61  $290.09  $351.13
DOW JONES OIL - SECONDARY  $100.00  $115.70                  $142.57  $151.84  $110.88  $125.34

         * $100 INVESTED ON 12/31/94 IN STOCK OR INDEX-
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

    In mid-1995, the Company received significant additional capitalization through its transactions with The Anschutz Corporation and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership the general partner of which is an affiliate of Enron Corp. These transactions provided the Company with the capital necessary to fund and execute its operating strategy. The Company believes, therefore, that a review of the Company's performance relative to the S&P 500 and the Dow Jones Oil--Secondary indices from mid-1995 to the present is relevant. This graph assumes that $100 was invested in each category on the last trading day of June 1995 and that dividends were re-invested.

                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
               AMONG FOREST OIL CORPORATION, THE S & P 500 INDEX
                     AND THE DOW JONES OIL--SECONDARY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                               CUMULATIVE TOTAL RETURN
                              6/95    12/95     6/96    12/96                     6/97    12/97     6/98    12/98     6/99    12/99
FOREST OIL CORPORATION     $100.00  $173.08  $167.69  $216.92                  $180.77  $203.08  $176.15  $104.62  $154.62  $162.31
S & P 500                  $100.00  $114.45  $126.00  $140.73                  $169.73  $187.68  $220.92  $241.31  $271.19  $292.09
DOW JONES OIL - SECONDARY  $100.00  $104.55  $115.92  $128.83                  $125.53  $137.21  $128.32  $100.19  $118.05  $113.26

         * $100 INVESTED ON 6/30/95 IN STOCK OR INDEX-
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

REPORT OF THE COMPENSATION AND EXECUTIVE COMMITTEES ON EXECUTIVE COMPENSATION

    The goal of the Compensation and Executive Committees is to design the Company's executive compensation program to enable the Company to attract, retain and motivate executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of total compensation with an executive's contribution to the success of the Company in creating shareholder value. The program has the following components:

    BASE SALARIES. The Company should offer base salaries sufficient to enable it to attract, motivate and retain capable executives. In the past, levels of base compensation have been determined using published compensation surveys for energy and similar sized companies and information obtained from compensation consultants. Such surveys or other information may or may not be used to determine levels of base compensation in the future.

    SHORT-TERM INCENTIVES. The Company should offer short-term incentive compensation annually to reward the Company's executives for achieving certain predetermined corporate and individual performance objectives. The incentives may be rewarded in the form of cash bonuses, restricted stock and stock options, or a combination of the foregoing.

    LONG-TERM INCENTIVES. Long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders. Long-term compensation can be provided in the form of restricted stock or stock options.

    The Compensation Committee's duties include the annual review and approval of the compensation of the Chairman and Chief Executive Officer, and the Executive Vice President and Chief Financial Officer; review and determination of individual elements of compensation for the Company's executive officers; review of the administration of long-term incentive plans for management and other employees; and determination of the terms and awards under the Stock Incentive Plan. The Executive Committee is responsible for determining the salaries and approving bonus payments for all officers except the Chairman and Chief Executive Officer, and the Executive Vice President and Chief Financial Officer.

    The Compensation and Executive Committees have studied the limitation on the deductibility of compensation for federal income tax purposes pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended. Compensation previously awarded to management does not exceed such limitation. However, the Compensation and Executive Committees may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.

    BASE SALARIES. In 1999, the Executive Committee and the Compensation Committee adjusted base salaries of certain officers to reflect promotions, changes of responsibilities, and cost of living increases.

    SHORT-TERM INCENTIVES. In 1999, the Executive Committee and the Compensation Committee established a Business Unit Annual Incentive Plan to provide incentive compensation to certain of the Company's executives and certain other key employees. Awards under the plan are based upon the success of business units of the Company in achieving goals for profitability, investment returns, asset growth and production increases set at the beginning of the year. The plan also provides for discretionary awards. In December 1999, the Executive Committee granted bonus awards pursuant to this plan in the amount of $718,250, of which 50% was paid in the form of restricted stock. The plan has been continued with revised goals for 2000. Also in December 1999, the Compensation Committee granted bonus awards totalling $325,000 to Robert S. Boswell, David H. Keyte and William L. Dorn based upon performance and upon a survey of executive compensation among peer companies. These awards were paid in cash.

    LONG-TERM INCENTIVES. During 1999, the Compensation Committee granted options aggregating 2,022,500 shares to employees of the Company including Robert S. Boswell, David H. Keyte and William L. Dorn. The option price in each case was equal to or closely approximated the closing price of the Common Stock on the NYSE on the effective date of the grant.

    During 1999, the Compensation Committee also granted conditional restricted stock bonuses to Robert S. Boswell and David H. Keyte totalling $300,000 (40,336 shares). The shares, which vest 20% annually from January 1, 2000 to January 1, 2004, are subject to forfeiture restrictions and also carry restrictions on transfer and encumbrances.

Date: March 7, 2000.

         EXECUTIVE COMMITTEE                  COMPENSATION COMMITTEE
-------------------------------------  -------------------------------------
          Robert S. Boswell                 Michael B. Yanney, Chairman
            James H. Lee                       Cortlandt S. Dietler
           Craig D. Slater                        Craig D. Slater

PENSION PLAN

    The Company's Pension Plan is a qualified, non-contributory defined benefit plan. On May 8, 1991, the Board of Directors suspended benefit accruals under the Pension Plan effective as of May 31, 1991.

    The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan:

                                                   ESTIMATED MAXIMUM ANNUAL PENSION
                                                             BENEFITS(2)
                                                 ------------------------------------
                                                           YEARS OF SERVICE
                                                 ------------------------------------
REMUNERATION(1)                                     10            20            30
---------------                                  --------      --------      --------
$100,000.......................................  $36,846        48,060        53,400
 200,000.......................................   73,692        96,120       106,800
 300,000.......................................   79,282       103,412       114,902
 400,000.......................................   79,282       103,412       114,902

------------------------

(1) For each Named Executive Officer, the level of compensation used to determine benefits payable under the Pension Plan is such officer's base salary for 1991.

(2) Normal retirement benefits attributable to the Company's contributions are limited under certain provisions of the Code to $135,000 in 2000, as increased annually thereafter for cost of living adjustments.

    The amount of the Company's contribution, payment or accrual in respect to any specified person in the Pension Plan is not and cannot readily be separately or individually calculated by the Pension Plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period which produces the highest amount, in the last 15 years prior to retirement, up to May 31, 1991, when benefit accruals ceased plus 21% of such earnings prorated over 20 years of credited service, and 1/39 of 1% of such earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. There is no Social Security offset. Such benefits are payable for life with a 10 year certain period, or the actuarial equivalent of such benefit.

    Because benefit accruals under the Pension Plan were suspended effective May 31, 1991, the years of credited service for the Named Executive Officers (except William L. Dorn) are as follows: Robert S. Boswell 2; David H. Keyte 4; Forest D. Dorn 14; and James W. Knell 4. The estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for each of such persons (except William L. Dorn) is: Robert S. Boswell $4,616; David H. Keyte $5,097; Forest D. Dorn $17,823 and James W. Knell $4,354.

    Certain participants in the Pension Plan have been prevented by the limits of the Code from receiving the full amount of pension benefits to which they would otherwise have been entitled. Such persons have had benefits credited to them under a Supplemental Retirement Plan which, together with the benefits payable under the Pension Plan, equaled the benefit to which they would have been entitled under the Pension Plan but for such Code limits. The Supplemental Retirement Plans for each participant were unfunded, non-qualified, non-contributory benefit plans. Benefits payable vest to the same extent as the Pension Plan benefits and are unsecured general obligations of the Company. Benefit accruals under these plans were suspended effective May 31, 1991 in conjunction with the suspension of benefit accruals under the Pension Plan. The additional annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for Robert S. Boswell is $463.

PRINCIPAL HOLDERS OF SECURITIES

    The Company currently has one class of voting securities outstanding. On March 7, 2000, there were 53,843,732 shares of Common Stock outstanding, with each such share being entitled to one vote.

    As of March 7, 2000 to the knowledge of the Board of Directors the only shareholder who owned beneficially more than 5% of the outstanding shares of Common Stock was:

                   NAME AND ADDRESS OF     AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS      BENEFICIAL OWNERS      BENEFICIAL OWNERSHIP   OF CLASS
--------------   ------------------------  --------------------   --------
Common           The Anschutz Corporation      19,737,063(2)        36.7%
  Stock(1).....  2400 Qwest Tower
                 555 17th Street
                 Denver, Colorado 80202

------------------------

(1) Based on Schedules 13D and 13G and amendments thereto filed with the SEC and the Company by the reporting person through March 7, 2000 and the amount of Common Stock outstanding on such date.

(2) The shares indicated as beneficially owned by The Anschutz Corporation include 3,375 shares owned by Philip F. Anschutz.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    In September 1999 the Company's wholly owned subsidiary Canadian Forest Oil Ltd. ("Canadian Forest") formed a joint venture with Anschutz to explore lands in the Yukon Territory and Northwest Territories of Canada. The joint venture has a term of 65 months and covers an area of mutual interest of approximately
1.6 million acres. Canadian Forest and Anschutz will each own 50% of the joint venture, which Canadian Forest will operate. Further, Anschutz, during the term of the agreement, will compensate Canadian Forest for general, technical and administrative overhead.

    Forest purchased exploration concessions in Tunisia and South Africa from Anschutz as part of a 1998 transaction. Subsequently, Forest (50%) and Anschutz (50%) acquired additional concessions in Tunisia and South Africa. Effective October 1, 1999, Forest and Anschutz negotiated terms of an agreement under which Anschutz repurchased 30% of the original Tunisia and South Africa blocks sold to Forest and Forest purchased 20% of the new Tunisia and South Africa concessions from Anschutz. Consideration was based on the original purchase price paid to Anschutz by Forest and on actual costs incurred by the respective parties in obtaining the new concessions. Forest's ownership is 70% in the concessions. Forest will be operator of all four concession blocks and will be reimbursed for general, technical and administrative overhead. The final agreement was executed in February, 2000 and resulted in payment to Forest by Anschutz of approximately $1,700,000.

    During 1999, Forest paid $200,846 to The Anschutz Corporation for corporate transportation services. Charges were based on actual usage.

    OTHER TRANSACTIONS. The Company engaged the law firm of Bennett Jones for legal services in 1999. William L. Britton, a Director of the Company, is a partner in such firm.

    EXECUTIVE SEVERANCE AGREEMENTS. The Company has entered into executive severance agreements (the "Executive Severance Agreements") with the following executive officers, in addition to the Named Executive Officers: Joan C. Sonnen, Neal A. Stanley and Donald H. Stevens. The Executive Severance Agreements provide for severance benefits for termination without cause and for termination following a "change of control" of the Company. The Executive Severance Agreements provide that if an executive's employment is terminated either
(a) by the Company for reasons other than cause or other than as a consequence of death, disability, or retirement, or (b) by the executive for reasons of diminution of responsibilities, compensation, or benefits or, in the case of a change of control, a significant change in the executive's principal place of employment, the executive will receive certain payments and benefits. In January 1998, the term of the Executive Severance Agreements was extended automatically until June 2000.

    In the case of termination of an executive's employment which does not occur within two years of a change of control, these severance benefits include
(a) payment of the executive's base salary for a term of months equal to the whole number of times that the executive's base salary can be divided by $10,000, limited to 30 months (such amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment) and
(b) continued coverage of the executive and any of his or her dependents under the Company's medical and dental benefit plans throughout the payment term without any cost to the executive.

    If an executive's employment by the Company is terminated under the circumstances described above within two years after the date upon which a change of control occurs, the Company would be obligated to take the following actions after the last day of the executive's employment:

    (a) the Company will pay to the executive an amount equal to 2.5 times the executive's base salary;

    (b) the Company will permit the executive and those of his dependents who are covered under the Company's medical and dental benefit plans to be covered by such plans without any cost to the executive for a two-year period of time;

    (c) the Company will cause any and all outstanding options to purchase stock of the Company held by the executive to become immediately exercisable in full and cause the executive's accrued benefits under any non-qualified deferred compensation plans to become immediately non-forfeitable; and

    (d) if any payment or distribution to the executive, whether or not pursuant to such agreement, is subject to the federal excise tax on "excess parachute payments," the Company will be obligated to pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

    The Executive Severance Agreements also provide that the Company will pay legal fees and expenses incurred by an executive to enforce rights or benefits under such agreements. Under the Executive Severance Agreements, a "change of control" of the Company would be deemed to occur if, (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iii) the Company is dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by
Section 13(d)(3) of the Exchange Act (except The Anschutz Corporation) acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1999 to March 1, 2000, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that each of Forest D. Dorn, James W. Knell, Joan C. Sonnen, Neal A. Stanley and Donald H. Stevens was late in filing a Form 5 report relating to one transaction and each of Robert S. Boswell and David H. Keyte was late in reporting a grant of stock options due to the inadvertent omission of such transaction on a Form 5 otherwise filed timely by the Company on behalf of Mr. Boswell and Mr. Keyte, respectively.

              PROPOSAL NO. 3--APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders of the Company, the Board has designated the firm of KPMG LLP, Suite 2300, 707 Seventeenth Street, Denver, Colorado 80202 as independent auditors to examine and audit the Company's financial statements for the year 2000. This firm has audited the Company's financial statements for approximately 50 years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give the shareholders of the Company the final choice in the designation of auditors. The Board will be governed by the decision of a majority of the votes entitled to be cast. A majority of the vote represented at the Annual Meeting by shares of Common Stock entitled to vote is required to ratify the appointment of KPMG LLP.

    A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions. A representative of the firm was present at the last Annual Meeting for the same purpose.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                       ADJOURNMENT OF THE ANNUAL MEETING

    Approval of Proposal No. 2 regarding an amendment to the Company's By-Laws which would change the classification and terms of office of the Company's directors and allow the Board of Directors to establish the number of directors by resolution from time to time requires the affirmative vote of the holders of at least two-thirds of all shares outstanding on March 24, 2000, the record date. Approval of Proposals No. 1 and 3 regarding the election of directors and the appointment of independent auditors, respectively, require the affirmative vote of at least a majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote. In the event there is an insufficient number of shares of Common Stock present in person or by proxy at the Annual Meeting to approve such proposals, the Board of Directors requests approval to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting, but would in no event be more than 30 days after the date of the Annual Meeting.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 2001 Annual Meeting of Shareholders must be received by Joan C. Sonnen, Secretary, at 1600 Broadway, Suite 2200, Denver, CO 80202, no later than December 1, 2000.

                           GENERAL AND OTHER MATTERS

    The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote it for the election of such other person for such directorship as the Board of Directors may recommend unless, prior to the Annual Meeting, the Board of Directors has eliminated that directorship by reducing the size of the Board of Directors. The Board of Directors is not aware that any nominee named herein will be unwilling or unable to serve as a director.

    On July 25, 1998, the Company renewed Directors and Officers Liability coverages designed to indemnify the directors and officers of the Company and its subsidiaries against certain liabilities incurred by them in the performance of their duties and also providing for reimbursement in certain cases to the Company and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This type of coverage was originally purchased by the Company on May 24, 1978. The 1998 renewal was for a three-year period. Primary insurance of $10,000,000 was secured with Executive Risk Indemnity, Inc. and the excess insurance coverage of $15,000,000 was secured with Reliance National Insurance Company for a total coverage of $25,000,000. Aggregate premiums for the 36-month period ending July 25, 2001 were $506,712. No claims have been filed and no payments have been made to the Company or its subsidiaries or to any of their directors or officers under this coverage.

    The Restated Certificate of Incorporation of the Company limits the personal liability of the Company's directors to the fullest extent permitted by the New York Business Corporation Law ("BCL"), as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (b) the director personally gained a financial profit or other advantages to which he was not legally entitled; or (c) the director's acts violated Section 719 of the BCL which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the BCL will be jointly and severally liable for any injury resulting from such action.

    The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

    INCORPORATION BY REFERENCE.  All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    AVAILABLE INFORMATION. UPON REQUEST OF ANY SHAREHOLDER, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, THE SCHEDULES AND ANY AMENDMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN WILL BE SENT TO THE SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. ALL REQUESTS SHOULD BE ADDRESSED TO THE CORPORATE SECRETARY OF FOREST OIL CORPORATION AT
1600 BROADWAY, SUITE 2200, DENVER, COLORADO 80202 OR BY TELEPHONE TO
(303) 812-1400.

    You are urged to complete your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                                          By order of the Board of Directors

                                          [LOGO]

                                          JOAN C. SONNEN
                                          SECRETARY

March 31, 2000

                                                                         ANNEX A

Article III of the Company's By-laws shall be amended and stated in its entirety as follows:

                                  ARTICLE III
                                   DIRECTORS

    SECTION 1. The business of the corporation shall be conducted and managed by a board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised by the shareholders. The number of directors which shall constitute the whole board shall not be less than six and not more than fifteen as shall be established from time to time by resolution passed by a majority of the whole board of directors, provided that no decrease shall shorten the term of any incumbent director.

    SECTION 2. The directors shall be classified with respect to their terms of office by dividing them into three (3) classes established by action of the shareholders or of the board of directors.

    At each Annual Meeting of Shareholders, directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting.

    Any director may resign at any time. The board of directors may, by majority vote of all directors then in office, remove a director for cause. A director may be removed without cause by the affirmative vote of the holders of two-thirds of the votes represented by all the outstanding shares entitled to vote thereon at a meeting of shareholders called for that purpose.

    SECTION 3. Except as otherwise provided in the certificate of incorporation, vacancies occurring in the board of directors shall be filled in the following manner:

        (a) If the vacancy is caused by reason of the removal of a director without cause, it shall be filled by election at a special meeting of shareholders entitled to vote on the matter called for that purpose (which may be the meeting called for the purpose of removing a director), or at any annual meeting without notice;

        (b) If the vacancy occurring in the board of directors is caused in any other way, or if new directorships are created, all of the directors then in office, although less than a quorum, may by majority vote choose a successor or successors, or fill each newly created directorship;

        (c) In case the entire board shall die or resign or become incapacitated to act, any shareholder may call a special meeting in the same manner that the chief executive officer may call such meetings and directors for the unexpired term may be elected at such special meeting in the manner prescribed for their election at annual meetings.

FOREST OIL CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Forest Oil Corporation, a New York corporation (the "Company"), hereby appoints Robert S. Boswell and Joan C. Sonnen, or either of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock, par value $.10 per share, of the Company which are entitled to one vote per share and which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1600 Broadway, Suite 590, Denver, Colorado, on Wednesday, May 10, 2000, at 10:00 a.m., M.D.T., and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

    1. To elect three (3) Class I directors, three (3) Class II directors and four (4) Class III directors;

    2. To approve an amendment to the Company's By-Laws which would change the classification and terms of office of the Company's directors and allow the Board of Directors to establish the number of directors by resolution from time to time;

    3. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

    4. To vote upon such other matters as may be properly brought before the meeting or any adjournment thereof hereby revoking all previous proxies and ratifying all that any of said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

    If no directions are given, the individuals designated above will vote for the above proposals and, at their discretion, on any other matter that may come before the meeting.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company.

         (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     VIEW FUTURE PROXY STATEMENTS AND
                      ANNUAL REPORTS ON THE INTERNET

You may elect to view all future proxy statements and annual reports on the Internet instead of receiving them by U.S. mail each year. If you choose online access to the proxy statement and annual report, you will continue to receive a proxy card in the mail to use to vote your shares. Future proxy cards will contain the web site access address and other information necessary to view the proxy material and to submit your vote online.

To make this election, simply mark the box where indicated on your proxy card if you are voting by mail. Alternatively, if you vote by telephone or on the Internet, you may make the election when prompted during the voting process. See other side for instructions.

If you elect to view the proxy material online and then change your mind, you may revoke the election by contacting our transfer agent:

                    ChaseMellon Shareholder Services LLC
                    85 Challenger Road
                    Ridgefield Park, NJ 07660
                    1-800-635-9270
                    www.chasemellon.com
                             --------------------
                             THANK YOU FOR VOTING
                             --------------------

                     See other side for voting options.

-------------------------------------------------------------------------------

FOREST OIL CORPORATION                COMMON STOCK PROXY ONE (1) VOTE PER SHARE
                                                  PLEASE MARK VOTES /-/ or  /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

No. 1. Election of Directors.

      Nominees are : Class I: J.J. Simmons, III, Michael B. Yanney and Philip
                      F. Anschutz
                     Class II: Craig D. Slater, Cortlandt S. Dietler and
                      James H. Lee
                     Class III: Robert S. Boswell, Cannon Y. Harvey,
                      William L. Britton and Dod A. Fraser

        FOR     WITHHELD   (To withhold authority to vote for all nominees
                           check the block market "Withheld". To withhold
        / /        / /     authority to vote for any individual nominee write
                           that nominee's name on the space provided below.)

                           --------------------------------------------------

No. 2. To approve an amendment to the Company's By-Laws which would change the classification and terms of office of the Company's directors and allow the Board of Directors to establish the number of directors by resolution from time to time;


       FOR    AGAINST   ABSTAIN

       / /      / /       / /

No. 3. Ratification of the Appointment of independent Auditors.

       FOR    AGAINST   ABSTAIN

       / /      / /       / /

SPECIAL NOTES

By checking the box to the right, I consent to future access of the       / /
Annual Report, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company will no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

SIGNATURE                        SIGNATURE                       DATE
         -----------------------          -----------------------    ----------

SIGNATURE(S) SHOULD AGREE WITH NAMES ON STOCK CERTIFICATES AS SHOWN HEREIN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CUSTODIANS SHOULD GIVE FULL TITLE AS SUCH.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

      [TELEPHONE PICTURE] VOTE BY TELEPHONE OR INTERNET [COMPUTER PICTURE]
                          QUICK *** EASY *** IMMEDIATE

         YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24
                            HOURS A DAY-7 DAYS A WEEK

   There is NO CHARGE to you for this call. -- HAVE YOUR PROXY CARD IN HAND.

      You will be asked to enter a Control Number, which is located in the box on the lower right hand corner of this form


OPTION 1:       To vote as the Board of Directors recommends on ALL proposals, press 1

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2:       If you choose to vote on each proposal separately, press 0.
                You will hear these instructions:

               Proposal 1 - To vote FOR ALL nominees, press 1; to
                       WITHHOLD FOR ALL nominees, press 9

  TO WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

     Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

           The instructions are the same for all remaining proposals.

                                       OR

2. TO VOTE BY INTERNET: Follow the instructions at our Website Address:
                          http://www.eproxy.com/
                                                -----

                                       OR

3. TO VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                  NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE,
                 THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING.